[LETTERHEAD OF SHEARMAN & STERLING LLP]

January 31, 2014

SLM Funding LLC
2001 Edmund Halley Drive
Reston, Virginia 20191

SLM Education Credit Funding LLC
2001 Edmund Halley Drive
Reston, Virginia 20191

SLM Funding LLC and SLM Education Credit Funding LLC
Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the registration statement on Form S-3, registration numbers 333-190926 and 333-190926-01 (the “Registration Statement”) being filed by SLM Funding LLC, a Delaware limited liability company, and SLM Education Credit Funding LLC, a Delaware limited liability company (the “Sellers”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of Asset Backed Notes (the “Notes”), you have requested our opinion regarding certain descriptions of U.S. federal income tax consequences contained in the form of prospectus (the “Prospectus”) included in the Registration Statement and the forms of prospectus supplement with respect to the SLM Private Education Loan Trusts and SLM Student Loan Trusts, to be formed from time to time (each, a “Trust”), included in the Registration Statement (each, a “Prospectus Supplement”).

Our opinion is based on an examination of the Prospectus and the Prospectus Supplements.  In addition, we have examined the forms of Indenture, Amended and Restated Trust Agreement, Interim Trust Agreements, Master Terms Sale Agreement, Servicing Agreement, Master Terms Purchase Agreements and Administration Agreement referred to, respectively, as Exhibits 4.1, 4.2, 4.3, 4.4, 99.1, 99.2, 99.3, 99.4 and 99.5 in the Exhibit Index to the Registration Statement.  We have also examined such other documents and information as we have considered necessary.  Our opinion assumes that all representations contained in the documents referred to in this paragraph are correct, that the parties thereto comply with the terms thereof and that such documents will not be amended.  Our opinion is also based upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations, European Union Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the “Directive”) and other applicable authorities.  The statutory provisions, regulations and interpretations and the Directive on which our opinion is based are subject to change, and such changes could apply retroactively.  In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service (the “IRS”) or another relevant taxing authority, or sustained, if asserted.

January 31, 2014

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the conformity to original documents of all documents submitted to us as copies.  We have also assumed that all forms relating to U.S. federal income tax, whether filed with the IRS or delivered to parties in the transaction have been and will be timely filed and are true, correct, validly executed and are in full compliance with applicable law.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representations of the Sellers and others.

Based on the foregoing, under existing law and the assumptions stated therein, the statements set forth under the captions “Summary of Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Prospectus Supplements and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences” and “Appendix L — Global Clearance, Settlement and Tax Documentation Procedures” in the Prospectus, to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

We also note that the Prospectus and each Prospectus Supplement do not relate to a specific transaction and, accordingly, the descriptions of U.S. federal income tax consequences referred to above may require modification in the context of a subsequent transaction.

We express no opinion with respect to the matters addressed in this letter other than as set forth above.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Prospectus and the Prospectus Supplements, without implying or admitting that we are “experts” within the meaning of the 1933 Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.  This opinion is expressed as of the effective date of the Registration Statement unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours, /s/ Shearman & Sterling LLP

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